Exhibit 10.64
CREDIT AGREEMENT
     THIS CREDIT AGREEMENT (as the same may be amended, modified or supplemented from time to time, the “Agreement”) dated as of the 1st day of November, 2006 by and between BANK OF CHARLES TOWN, a West Virginia banking corporation (the “Bank”), and CUISINE SOLUTIONS, INC., a Delaware corporation (the “Borrower”), recites and provides:
RECITALS
     Subject to the terms of this Agreement, the Bank agrees to establish a working capital line of credit (the “Line”) in favor of the Borrower. The Bank and the Borrower agree that advances under the Line shall be made on the following terms, covenants and conditions.
AGREEMENT
     ACCORDINGLY, for and in consideration of the mutual covenants set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Bank and the Borrower agree as follows:
SECTION 1. The Line
     1.1 Amount and Purpose.
          (a) Subject to the terms and conditions of this Agreement, the Bank agrees to make advances under the Line to the Borrower from time to time. The aggregate principal amount of advances under the Line outstanding at any time shall not exceed the lesser of $5,000,000 or the Borrowing Base (as defined below). Within this limit, the Borrower may borrow, repay and reborrow until November 1, 2007 (as extended from time to time in accordance with the provisions set forth below, the “Termination Date”).
          (b) Each request for an advance under the Line shall be made by written notice from the Borrower to the Bank, given not less than two business days prior to the date of the advance. The proceeds of advances under the Line shall be used to carry accounts receivable and inventory and for other short-term working capital purposes. The Borrower also may request that the Bank issue letters of credit for the account of the Borrower from time to time. The Bank shall not be required to issue any letter of credit unless the form, term and purpose for which the letter of credit is to be issued are approved by the Bank in its sole discretion. Each letter of credit issued by the Bank for the account of the Borrower shall be treated as an outstanding advance under the Line for the purposes of this Agreement. Advances under the Line shall be credited to the operating account of the Borrower with the Bank.

     1.2 Borrowing Base.
          (a) The “Borrowing Base” shall mean, at any time, the sum of 80% of the Eligible Receivables plus 75% of Eligible Inventory, valued at the lower of cost or market value, on a last-in, first out basis.
          (b) “Eligible Receivables” means accounts receivable of the Borrower (1) that represent valid obligations incurred by a customer of the Borrower (a “Customer”) for goods shipped or delivered or services completed under valid and binding contracts of sale, lease or service; (2) with respect to which the Borrower has no knowledge or notice of any inability of the Customer to make full payment; (3) from the face amounts of which have been deducted all payments, setoffs, amounts subject to adverse claims made in writing to the Borrower, contractual allowances, bad debt reserves and other applicable credits; (4) that are subject to no liens or encumbrances; (5) that continue to be in full conformity with the applicable representations and warranties made by the Borrower to the Bank in the Security Agreement (as defined below); (6) with respect to which the Bank is and continues to be satisfied with the credit standing of the Customer; (7) on which the Customer is not an affiliate of the Borrower; and (8) that have been billed to the appropriate Customer and are aged less than 90 days from the date of the initial invoice. Notwithstanding the foregoing provisions, if the Bank reasonably determines that the collectibility of any account receivable makes it unacceptable for inclusion in the Borrowing Base and gives written notice to the Borrower indicating the reasons for such determination, then such account receivable shall be excluded from the category of Eligible Receivables from the date of such notice.
          (c) “Eligible Inventory” means, as applied to the Borrower, goods, as defined under Article 9 of the West Virginia Uniform Commercial Code, which are owned and held for sale by the Borrower in the ordinary course of the Borrower’s business and in which the Bank has a perfected security interest, but excludes the following, unless otherwise specifically approved in writing as being eligible by the Bank: (1) goods held for lease; (2) goods that are to be furnished under a contract of service; (3) work in process; (4) materials used or consumed in the Borrower’s business; (5) farm products; (6) goods which have been held for sale by the Borrower for a period of 12 months or more; (7) damaged, broken, flawed, imperfect, inoperable, discounted, returned, repossessed or reclaimed goods; (8) goods held for sale to an affiliate or a subsidiary of the Borrower; (9) goods being sold by others on “sale or return” or under some other consignment arrangement with the Borrower; (10) goods of another being sold on consignment by the Borrower; (11) goods located outside of the borders of the United States of America, (12) goods located in the borders of the United States of America but in the possession of someone else without the Borrower having appropriate warehouse receipts or other negotiable documentation evidencing a valid bailment and the ownership of the goods by the Borrower; and (13) goods which are subject to a lien or security interest in favor of someone other than Bank, whether a superior lien or security interest or an inferior lien or security interest.
     1.3 Interest. Advances made under the Line shall bear interest at a rate per annum equal to the Prime Rate, adjusted daily when and as the Prime Rate is changed. The “Prime

Rate” shall mean the Wall Street Journal Prime Rate, which is the highest Prime Rate published in the “Money Rates” section of the Wall Street Journal from time to time. Accrued interest shall be payable monthly, in arrears, on the first day of each month, beginning on November 1, 2006.
          (a) Line Note. The Borrower’s obligations to pay the principal amount of all advances of the Line, together with accrued interest, shall be evidenced by a promissory note, in form and substance satisfactory to the Bank, in the principal amount of the Line, made by the Borrower and payable to the order of the Bank (as the same may be amended, modified or supplemented from time to time, the “Line Note”). The unpaid principal balance of the Line Note shall be payable on demand. The Borrower agrees that the Bank may demand payment at any time, even if no Event of Default (as defined below) has occurred. The Borrower shall prepay the Line Note to the extent that the aggregate amount of outstanding advances under the Line exceeds the Borrowing Base at any time.
     1.4 Extensions. The Bank may elect from time to time, in its sole discretion, to extend the Termination Date. During any period or periods of extension, all of the remaining terms and conditions of this Agreement shall remain in full force and effect.
SECTION 2. Payments, Computations, Fees and Charges
     2.1 Payments. All payments due with respect to this Agreement and the Line shall be made in immediately available funds to the Bank at its office at 111 East Washington Street, Charles Town, West Virginia 25414. The Bank is authorized, but shall be under no obligation, to charge any deposit account maintained by the Borrower with the Bank for any payments due to the Bank with respect to this Agreement or the Line. Payments shall be applied first to accrued late charges, next to accrued fees, next to accrued interest and then to principal.
     2.2 Default Charges. If any payment due under the Line Note is not made within ten days of its due date, the Borrower shall pay to the Bank a late charge equal to 5% of the amount of such payment. Upon the occurrence and during the continuation of an Event of Default under this Agreement, the rate at which interest accrues on the Line Note shall be increased to an amount equal to the rate of interest then in effect under the Line Note plus 2.00% per annum.
          (a) Fees. The Borrower agrees to pay to the Bank a loan fee equal to $12,500 on or before November 1, 2006.
     2.3 Computations. Interest and fees shall be computed on the basis of a year of 360 days and actual days elapsed.
     2.4 Increased Costs. The Borrower agrees to reimburse the Bank for any regulatory costs or expenses incurred by the Bank in connection with its obligations under this Agreement, including, without limitation, costs arising out of the Bank’s compliance with capital adequacy guidelines, reserve requirements and deposit insurance regulations. A statement of the costs incurred shall be rendered to the Borrower by the Bank, setting forth the method of calculation, and such increased costs shall be paid to the Bank by the Borrower within 30 days after such statement is received by the Borrower.
SECTION 3. Security
     3.1 Indebtedness. As used in this Agreement, the term “Indebtedness” means all present and future indebtedness of the Borrower to the Bank, whether direct or indirect, fixed or contingent, due or to become due, several, joint or joint and several, including, without limitation, the Line, the Line Note, the obligations of the Borrower to the Bank with respect to any letter of credit issued by the Bank for the account of the Borrower and overdrafts in any deposit account maintained by the Borrower with the Bank.
     3.2 Collateral. The Indebtedness is secured by the following (the “Collateral”):
          (a) UCC Collateral. A first priority security interest in all of the Borrower’s present and future accounts, chattel paper, deposit accounts, documents, instruments, general intangibles, inventory, investment property, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), supporting obligations and all proceeds and products of all of the foregoing (the “UCC Collateral”). The security interest of the Bank in the UCC Collateral shall be subject to a security agreement, in form and substance acceptable to the Bank, from the Borrower in favor of the Bank (as amended, modified or supplemented from time to time, the “Security Agreement”); and
          (b) Deed of Trust. A credit line deed of trust, in form and substance acceptable to the Bank, from Food Investor Corporation, a Virginia corporation (the “Grantor”) to C. Christopher Giragosian and Kevin F. Hull, as trustees, in the amount of $5,000,000 (as amended, modified or supplemented from time to time, the “Deed of Trust”) creating a first lien against the approximately 345.55 acres of land, and improvements thereon owned by the Grantor and located at 40506 Tamworth Farm Lane, Leesburg, Loudoun County, Virginia, as more particularly described in the Deed of Trust (the “Real Estate”).
SECTION 4. Conditions
     4.1 Disbursements. The following conditions must be satisfied prior to any disbursements under this Agreement:
          (a) No Default. No event shall have occurred and be continuing that constitutes an Event of Default (as defined below), or that would constitute an Event of Default but for the requirement that notice be given or that a period of time elapse, or both, either before or after such disbursement;
          (b) Representations. All representations and warranties contained in this Agreement shall be true and correct as of the date of the disbursement with the same effect as though made on such date, both before and after giving effect to such disbursement, except that the representations and warranties set forth in Section 5.4 shall be deemed to apply to the most recent financial statements furnished by the Borrower to the Bank prior to such disbursement;
          (c) Borrowing Base Certificate. If required by the Bank, a Borrowing Base Certificate (as defined below), setting forth a calculation of the Borrowing Base as of the date of the applicable disbursement; and
          (d) Legal Matters. All legal matters incident to the advance of the disbursement will be satisfactory to the Bank and its counsel.
     Each borrowing by the Borrower shall be deemed to be a representation and warranty by the Borrower on the date of such borrowing as to matters specified above in subparagraphs (b) and (c) of this Section 4.1.
SECTION 5. Representations and Warranties
     In order to induce the Bank to extend credit to the Borrower, the Borrower represents and warrants as follows:
     5.1 Organization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction in which such qualification is required.
     5.2 Execution and Delivery. The Borrower has the corporate power, and has taken all the necessary corporate actions, to execute and deliver and perform its obligations under the Loan Documents, and the Loan Documents, when executed and delivered, will be binding obligations of the Borrower, enforceable in accordance with their terms.
     5.3 Corporate Power. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being conducted.
     5.4 Financial Statements. All financial statements and information delivered to the Bank by the Borrower (including, without limitation, the Borrower’s audited financial statements for its fiscal year ending on June 24, 2006) were prepared in accordance with generally accepted accounting principles, are correct and complete and present fairly the financial conditions, and reflect all known liabilities, contingent or otherwise, of the Borrower as of the dates of such statements and information, and since such dates no material adverse change in the assets, liabilities, financial condition, business or operations of the Borrower has occurred.
     5.5 Taxes. All tax returns and reports of the Borrower required by law to be filed have been duly filed, and all taxes, assessments, other governmental charges or levies (other than those presently payable without penalty or interest and those that are being contested in good faith in appropriate proceedings) upon the Borrower and upon any of its properties, assets, income or franchises, that are due and payable have been paid.

     5.6 Litigation. Except as set forth in the Borrower’s annual report filed with the Securities and Exchange Commission on Form 10-K for the fiscal year ended on June 24, 2006 (the “2006 10-K”), there is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower that, either in any case or in the aggregate, may result in any material adverse change in the business, properties or assets or in the condition, financial or otherwise, of the Borrower, or that may result in any material liability on the part of the Borrower, or that questions the validity of any of the Loan Documents or any action taken or to be taken in connection with the Loan Documents.
     5.7 No Breach. The execution and delivery of the Loan Documents, and compliance with the provisions of the Loan Documents, will not conflict with or violate any provisions of law or conflict with, result in a breach of, or constitute a default under the charter or bylaws of the Borrower, any judgment, order or decree binding on the Borrower, or any other agreements to which the Borrower is a party.
     5.8 No Defaults. The Borrower is in default with respect to any debt, direct or indirect.
     5.9 Compliance. The Borrower is in compliance in all material respects with all applicable laws and regulations, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
     5.10 Approvals. No authorizations, approvals or consents of, and no filings and registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance of the Loan Documents by the Borrower.
     5.11 Title to Assets. The Borrower has good and marketable title to all of its assets, subject only to the liens and security interests permitted by this Agreement.
     5.12 Use of Proceeds. The proceeds of the advances under the Line shall be used only for the purposes described in this Agreement. No proceeds of any advance shall be used to purchase or carry any margin stock, as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.
SECTION 6. Covenants of the Borrower
     In consideration of credit extended or to be extended by the Bank, the Borrower covenants and agrees as follows:
     6.1 Financial Information. The Borrower shall deliver to the Bank, (a) within 90 days after the close of each of its fiscal years, audited financial statements of the Borrower and its subsidiaries, prepared in accordance with generally accepted accounting principles, including a consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flow, prepared by an independent certified public accountant acceptable to the Bank, who shall render an unqualified opinion with respect to such financial statements; (b) within 45 days after the conclusion of each quarter of each fiscal year of the Borrower, consolidated and consolidating financial statements of the Borrower and its subsidiaries, including consolidating and consolidated balance sheets and income statements, prepared in accordance with generally accepted accounting principles and certified to be accurate by the president, treasurer or chief financial officer of the Borrower; (c) within 15 days after the end of each four week accounting period of the Borrower a schedule of all outstanding accounts receivable of the Borrower as of the last day of the such accounting period showing the age of such accounts receivable in intervals of not more than 30 days, and a summary of inventory by location and type with a supporting perpetual inventory report, in each case accompanied by such supporting detail and documentation as shall be requested by the Bank; together with a certificate of the president, treasurer or chief financial officer of the Borrower setting forth a computation of the Eligible Receivables and the Eligible Inventory and the amount available to be borrowed under the Line as of the last day of such accounting period (the “Borrowing Base Certificate”), each of which shall be in form and detail satisfactory to the Bank; (d) as soon as available, copies of all management reports provided to the boards of directors of the Borrower by its independent public accountants and all reports filed by the Borrower with the Securities and Exchange Commission; (e) from time to time, such other financial data and information regarding the Borrower or the Collateral as the Bank reasonably may request.
     6.2 Taxes. The Borrower shall pay or cause to be paid all taxes, assessments or governmental charges lawfully levied or imposed on or against it and its properties prior to the time they become delinquent; provided that this covenant shall not apply to any tax, assessment or charge that is being contested in good faith and with respect to which adequate reserves as determined in good faith by the Borrower have been established and are being maintained.
     6.3 Compliance with Laws. The Borrower shall comply with all applicable laws and regulations, including, without limitation, ERISA.
     6.4 Maintain Existence. The Borrower shall maintain its corporate existence in good standing, maintain and keep its properties in good condition, comply at all times with the provisions of all leases to which it is a party and maintain adequate insurance for all of its property with financially sound and reputable insurers. The Borrower shall remain in the same line of business as it is in on the date of this Agreement and shall not enter into any new lines of business without the prior written consent of the Bank, which consent shall not be unreasonably withheld by the Bank.
     6.5 Notices. As soon as it has actual knowledge, the Borrower shall notify the Bank of (a) the institution or threat of any material litigation or administrative proceeding of any nature involving the Borrower, and (b) the occurrence of any Event of Default under this Agreement, or any event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.
     6.6 Books and Records. The Borrower shall maintain complete and accurate books of account and records. The principal books of account and records shall be kept and maintained at

85 South Bragg Street, Suite 600, Alexandria, Virginia 23212. The Borrower shall not remove such books of account and records without giving the Bank at least 30 days’ prior written notice. The Borrower, upon reasonable notice from the Bank, shall permit the Bank, or any officer, employee or agent designated by the Bank, to examine the Collateral and the books of account and records maintained by the Borrower, and agrees that the Bank or such officer, employee or agent may audit and verify the books and records and the Collateral. The Borrower shall reimburse the Bank for any expenses incurred by the Bank in connection with any audits. All accounting records and financial reports furnished to the Bank pursuant to this Agreement shall be maintained and prepared in accordance with generally accepted accounting principles consistently applied.
     6.7 Liens. The Borrower shall not create, incur, assume or permit to exist any mortgage, deed of trust, assignment, pledge, lien, security interest, charge or encumbrance, including, without limitation, the right of a vendor under a conditional sale contract or the lessor under a capitalized lease (collectively, the “Liens”) of any kind or nature in or upon any of the UCC Collateral, except:
          (a) Liens created or deposits made that are incidental to the conduct of the business of the Borrower, that are not incurred in connection with any borrowing or the obtaining of any credit and that do not and will not interfere with the use by the Borrower of any of its assets in the normal course of its business or materially impair the value of such assets for the purpose of such business; and
          (b) Liens securing the Indebtedness.
     6.8 Sale of Assets. Without the prior written consent of the Bank, the Borrower shall not sell, lease, assign or otherwise dispose of any of its assets except for (a) sales in the ordinary course of business of any product or service marketed by the Borrower, and (b) the disposition of assets that are no longer needed or useful in the Borrower’ business.
     6.9 Mergers and Acquisitions. Without the prior written consent of the Bank, which consent shall not be unreasonable withheld by the Bank, the Borrower shall not merge or consolidate with, or acquire all or substantially all of the assets, stock or other ownership interests of, any other person.
SECTION 7. Default and Remedies
     7.1 Events of Default. Each of the following shall constitute an “Event of Default” under this Agreement:
          (a) Failure to Pay. If the Borrower fails to make, when due, any installment prepayment or other payment owing to the Bank under the terms of this Agreement, the Line Note or any other Loan Document and such failure shall continue for a period of ten days after written notice of such failure has been given to the Borrower by the Bank (which may be a computer-generated late payment notice);

          (b) Failure to Give Notices. If the Borrower fails to give the Bank any notice required by this Agreement within five days after it has actual knowledge of the event giving rise to the obligation to give such notice;
          (c) Failure to Permit Inspections. If the Borrower refuses to permit the Bank to inspect the Borrower’s books and records in accordance with the provisions of this Agreement;
          (d) Failure to Deliver Borrowing Base Certificate. If the Borrower fails to deliver a current Borrowing Base Certificate to the Bank within five days after the Bank makes a written request therefor;
          (e) Failure to Observe Other Covenants. If the Borrower fails to perform or observe any other term, covenant, warranty or agreement contained in this Agreement and such failure shall continue for a period of 30 days after written notice of such failure has been given to Company by the Bank;
          (f) Defaults under Loan Documents. If an event of default shall occur under any other Loan Document and shall not be cured within any applicable grace period;
          (g) Breach of Representation. Discovery that any representation or warranty made or deemed made by the Borrower in this Agreement, or any statement or representation made in any certificate, report or opinion delivered pursuant to this Agreement or other Loan Document or in connection with any borrowing under this Agreement was materially untrue when made or deemed made, or is breached in any material respect;
          (h) Voluntary Bankruptcy. If the Borrower or the Grantor makes an assignment for the benefit of creditors, files a petition in bankruptcy, petitions or applies to any tribunal for any receiver or any trustee of the Borrower or the Grantor or any substantial part of the property of the Borrower or the Grantor, or commences any proceeding relating to the Borrower or the Grantor under any reorganization, arrangement, composition, readjustment, liquidation or dissolution law or statute of any jurisdiction, whether in effect now or after this Agreement is executed;
          (i) Involuntary Bankruptcy. If, within 60 days after the filing of a bankruptcy petition or the commencement of any proceeding against the Borrower or the Grantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the proceeding shall not have been dismissed, or, if within 60 days, after the appointment, without the consent or acquiescence of the Borrower or the Grantor, of any trustee, receiver or liquidator of the Borrower or the Grantor or all or any substantial part of the properties of the Borrower or the Grantor, the appointment shall not have been vacated;
          (j) Cross Default. If, as a result of default, any present or future obligations of the Borrower or the Grantor to the Bank or any other creditor are declared to be due and payable prior to the expressed maturity of such obligations, unless and to the extent that the declaration is being contested in good faith in a court of appropriate jurisdiction;
          (k) Material Adverse Change. A material adverse change occurs in the financial or business condition of the Borrower or the Grantor;
          (l) Judgment. If a judgment, attachment, garnishment or other process in excess of $100,000 is entered against the Borrower or the Grantor and is not vacated or bonded within 30 days after entry;
          (m) Ownership. If Stanislas Vilgrain and members of his immediate family cease to own, directly or indirectly, through one or more intermediaries at least 51% of the outstanding capital stock of the Borrower and the Grantor; or
          (n) Dissolution. The dissolution, liquidation, or termination of existence of the Borrower or the Grantor.
     7.2 Remedies. Upon the occurrence of an Event of Default (a) any obligation of the Bank to make advances under the Line shall terminate, (b) the Bank, at its option, by written notice to the Borrower, may declare all Indebtedness to the Bank to be immediately due and payable, whether such Indebtedness was incurred prior to, contemporaneous with or subsequent to the date of this Agreement and whether represented in writing or otherwise, without presentment, demand, protest or further notice of any kind, and (c) the Bank may exercise all rights and remedies available to it under the Loan Documents and applicable law. The Borrower agrees to pay all costs and expenses incurred by the Bank in enforcing any obligation under this Agreement or the other Loan Documents, including, without limitation, reasonable attorneys’ fees. No failure or delay by the Bank in exercising any power or right will operate as a waiver of such power or right, nor will any single or partial exercise of any power or right preclude any other future exercise of such power or right, or the exercise of any other power or right.
SECTION 8. Miscellaneous
     8.1 Defined Terms. Each accounting term used in this Agreement, not otherwise defined, shall have the meaning given to it under generally accepted accounting principles in the United States, applied on a consistent basis. The term “person” shall mean any individual partnership, limited liability company, corporation, trust, joint venture, unincorporated association, governmental subdivision or agency or any other entity of any nature. The term “subsidiary” means, with respect to any person, a corporation or other person of which shares of stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or person are at the time owned, or the management of which it otherwise controlled, directly or indirectly, through one or more intermediaries, by such person. The term “affiliate” means, with respect to any specified person, any other person that, directly or indirectly, controls or is controlled by, or is under common control with, such specified person. All meanings assigned to defined terms in this Agreement shall be applicable to the singular and plural forms of the terms defined.
     8.2 Notices. All notices, requests, demands and other communications provided for in this Agreement shall be in writing and shall be delivered by hand, sent prepaid by Federal Express (or a comparable overnight delivery service), sent by telecopy or facsimile or sent by United States mail, certified, postage prepaid, return receipt requested, to the parties at their respective addresses set forth on the signature pages of this Agreement or at such other addresses as may be designated by such party from time to time in a writing forwarded in a like manner. Any notice, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) upon the earliest of (a) the date it is actually received, (b) the business day after the day on which it is delivered by hand or transmitted by telecopy or facsimile, (c) the business day after the day on which it is delivered to Federal Express (or a comparable overnight delivery service), or (d) the third business day after the day on which it is deposited in the United States mail.
     8.3 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the Bank, the Borrower and their respective successors, assigns, personal representatives, executors and administrators, provided that the Borrower may not assign or transfer its rights under this Agreement.
     8.4 Entire Agreement. Except for the other Loan Documents expressly referred to in this Agreement, this Agreement represents the entire agreement between the Bank and the Borrower, supersedes all prior commitments and may be modified only by an agreement in writing.
     8.5 Survival. All agreements, covenants, representations and warranties made in this Agreement and all other provisions of this Agreement will survive the delivery of this Agreement and the other Loan Documents and the making of the advances under this Agreement and will remain in full force and effect until the obligations of the Borrower under this Agreement and the other Loan Documents are fully discharged.
     8.6 Governing Law. This Agreement will be governed by the laws of the State of West Virginia, without reference to conflict of laws principles.
     8.7 Expenses. Whether or not any advances are made under this Agreement, the Borrower shall pay all out-of-pocket expenses incurred by the Bank in connection with the transactions contemplated by this Agreement, including, but not limited to, the reasonable fees and expenses of its counsel.
     8.8 Headings. Section headings are for convenience of reference only and shall not affect the interpretation of this Agreement.
     8.9 Participations. The Bank shall have the right to sell all or any part of its rights under the Loan Documents, and the Borrower authorize the Bank to disclose to any prospective participant in the Line any and all financial and other information in the Bank’s possession concerning the Borrower or the Collateral.
     8.10 Third Party Beneficiary. The parties do not intend the benefits of this Agreement or any other Loan Document to inure to any third party.
     8.11 Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BANK AND THE BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY BASED ON, ARISING OUT OF OR UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.
     8.12 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same Agreement, and any of the parties to this Agreement may execute this Agreement by signing any such counterpart.
     8.13 Waiver. The rights of the Bank under this Agreement and the other Loan Documents shall be in addition to all other rights provided by law. No waiver of any provision of this Agreement, or any other Loan Document, shall be effective unless in writing, and no waiver shall extend beyond the particular purpose involved. No waiver in any one case shall require the Bank to give any subsequent waivers.
     8.14 Severability. If any provision of this Agreement or any other Loan Document is held to be unenforceable, such provision shall be fully severable and this Agreement or the applicable Loan Document shall be construed as if the unenforceable provision were not included in this Agreement or in such Loan Document.
     8.15 No Setoffs. No setoff, claim, counterclaim, reduction or diminution of any obligation or defense of any kind or nature that the Borrower has or may have against the Bank (other than the defense of payment) shall be available against the Bank in any action, suit or proceeding brought by the Bank to enforce this Agreement or any other Loan Document. The foregoing shall not be construed as a waiver by the Borrower of any such rights or claims against the Bank, but any recovery upon any such rights or claims shall be had from the Bank separately, it being the intent of this Agreement and the other Loan Documents that the Borrower shall be obligated to pay, absolutely and unconditionally, all amounts due under this Agreement and the other Loan Documents.
[SIGNATURES ON FOLLOWING PAGES.]

     WITNESS the following signatures.

BANK:

BANK OF CHARLES TOWN,
a West Virginia banking corporation

By:	/s/ David W. Irvin

Name:	David W. Irvin
Title:	Executive Vice President
Date: November 1, 2006

Address for Notices:

Bank of Charles Town
111 East Washington Street,
Charles Town, West Virginia 25414
Attention: David W. Irvin
Telecopy Number: 304-728-2428

BORROWER:

CUISINE SOLUTIONS, INC.
a Delaware corporation

By:	/s/ Stanislas Vilgrain

Name:	Stanislas Vilgrain
Title:	Chief Executive Officer
Date: November 1, 2006

Address for Notices:

Cuisine Solutions, Inc.
85 S. Bragg Street, Suite 600
Alexandria, VA 22312
Telecopy Number: (703) 343-4162